UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 26, 2008

KESSELRING HOLDING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1956 Main Street
Sarasota, Florida 34236
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 371-0440

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
(516) 977-1209 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 5, 2008, at a meeting of the Board of Directors of Kesselring Holding Corporation (the “Company”), the Board of Directors of the Company terminated Douglas P. Badertscher as an executive officer of the Company.  Further, on February 14, 2008, shareholders of the Company holding a majority of the outstanding shares of the Company voted to remove Mr. Badertscher as a director of the Company.  In connection therewith, the Company filed a preliminary information statement on Schedule 14C and intended to mail a definitive version of such information statement upon finalizing any comments that the Securities and Exchange Commission may have had.  In accordance with federal law, the removal of Mr. Badertscher as a director of the Company would have been effective on the 20th day after the mailing of such definitive information statement.  On February 26, 2008, the Company received a resignation from Mr. Badertscher as a director of the Company.  As such, the Company will no longer be mailing the information statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: February 28, 2008	By:	/s/ Kenneth Craig
Name: Kenneth Craig
Title: CEO

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